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                                                           EXHIBIT 10.11.3


                                 SEPARATION AGREEMENT
                                    (JAMES MCNIEL)



AGREEMENT effective as of April 9, 1996 by and between JAMES MCNIEL, residing at 18 Central Drive, Glen Head, New York 11545 (the "Employee") and CHEYENNE SOFTWARE, INC., with offices at 3 Expressway Plaza, Roslyn Heights, New York 11577 (the "Company"):

WHEREAS, the Employee has been employed by the Company, in various positions, and most recently as Executive Vice President-Business Development;

WHEREAS, the Employee and the Company are parties to that certain Employment Agreement dated May 4, 1992, as amended on October 7, 1993 ("Employment Agreement"), which expires on September 1, 1996;

WHEREAS, the Employee and the Company have mutually agreed to terminate the Employment Agreement and agree that it will be in their mutual best interests for their employment relationship to cease as provided herein;

WHEREAS, the Company and the Employee are desirous of resolving all potential differences and disputes between them amicably and in an orderly fashion;

NOW, THEREFORE, the parties, intending to be legally bound, mutually agree as follows:

1.  EMPLOYEE'S SEPARATION OF EMPLOYMENT.

The Company and Employee acknowledge and mutually agree that the Employment Agreement shall terminate as of the effective date of this Agreement and neither the


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Company or the Employee has any continuing rights, duties or obligations under the Agreement (including any obligation of Cheyenne to make any further payment to Employee under the Employment Agreement) except for paragraph 9 of this Agreement. Employee hereby resigns as an officer of the Company and as an officer and/or director of any of its subsidiaries or affiliates and shall no longer hold himself out as such. Pursuant to paragraph 4 below, Employee shall continue as a non-officer employee of Company until the earlier of December 31, 1996 or any termination pursuant to paragraph 3(a) of this Agreement (the "Separation Date"). Employee agrees to execute any and all forms required by the Company for submission to the Securities and Exchange Commission in connection with his resignation as an executive officer of the Company or the termination of the employment relationship between Employee and the Company.

2.  PAYMENT OF ACCRUALS:  NO OTHER VESTED RIGHTS.

Employee acknowledges that he has no accrued vacation or sick days as of the date hereof and shall not accrue any vacation or sick days through the Separation Date. Employee expressly acknowledges that, other than his rights in the Company's 401(k) Savings Plan (the "Plan"), he has no vested rights in any pension, profit sharing or other retirement plan, savings plan, performance bonus arrangement or stock option program related to his employment with the Company and that he has no claim for vacation leave, sick leave or similar accruals, or for payments as a result of any such accruals, except as set forth on Appendix A. Employee's sale of any shares acquired by any option exercise and any activity by Employee in the Company's securities shall be in compliance with the Company's policies regarding insider trading as they apply to him and the plan documents governing such options. Employee acknowledges and agrees that he shall remain subject to the "short-swing" profit rules of the SEC as specified therein and that he shall take all steps necessary to comply with such rules. Employee agrees to pay to the Company any and all taxes required to be withheld in connection with the exercise of any stock options by Employee and any sales of the Company's securities. The Company shall continue matching contributions under the Plan until the Separation Date.

3.  SEPARATION PAYMENT:  CONTINUATION OF GROUP HEALTH INSURANCE

(a) In consideration of the Employee's execution of this Separation Agreement, and the providing of employment services by the Employee to the Company pursuant to paragraph 4, the Company through the Separation Date shall pay to the Employee his full salary at the rate of $180,000 per year less required deductions and withholding,


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including federal, state and local taxes, along with his current automobile allowance of $500 per month. Notwithstanding the foregoing, the Company's obligations to make the foregoing payments shall cease immediately upon termination of Employee's employment with the Company with substantial cause, prior to December 31, 1996. The Company may terminate, without liability, Employee's employment for substantial cause (as defined below) at any time with effective immediately upon notice to Employee. The Company shall pay Employee the compensation to which Employee is entitled through the end of the day of such termination and thereafter the Company's obligations with respect to Employee's continued employment shall irrevocably terminate. Termination shall be for substantial cause if Employee's employment is terminated by the Company because of: (i) any act or failure to act by Employee which involves bad faith conduct by Employee and which is to the detriment of the Company; (ii) Employee's willful refusal or willful failure to act in accordance with any lawful and reasonable direction or order of the Company related to paragraph 4;
(iii) Employee's exhibiting material unavailability (defined as unavailability for more than 4 consecutive weeks or an aggregate 8 weeks prior to the Separation Date) for service to the Company (other than by reason of Employee's death or disability) related to paragraph 4; (iv) Employee's willful or intentional disclosure of confidential information of the Company, or any other violation of paragraph 8 or a violation of paragraph 11 below; (v) Employee's violation of the Company's policies regarding insider trading; (vi) Employee's conviction of a felony; (vii) Employee's willfully or intentionally acting in any way that has a direct and adverse effect on the Company's reputation;
(viii) the commission of a criminal act against, or in derogation of the interest of the Company; (ix) interference with the relationship between the Company and any supplier, client, customer or similar person; or (x) the performance of any similar action that the Company, in its sole discretion, may deem to be sufficiently injurious to the interest of the Company to constitute substantial cause for termination.

(b) In addition to the payment set forth in subparagraph (a) hereof, the Employee shall, at the Company's sole cost and expense, continue to be covered under the Company's group health and hospitalization insurance plans through the Separation Date with the same coverage, deductibles and other plan conditions as exist on the date hereof. Nothing in this Separation Agreement is intended in any way to alter, modify or supersede the Employee's rights on or after the Separation Date to elect to continue coverage under the Company's group health and hospitalization insurance plans at the Company's group rates therefor (plus a small administrative fee) and at the Employee's


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sole cost and expense, all in accordance with the Consolidated Omnibus Budget
Reconciliation Act of 1986, as amended.

4.  EMPLOYEE'S COOPERATION IN TRANSITION.

In consideration for the Company's payment to the Employee as set forth herein, the Employee agrees to cooperate in the transition process by which he will be replaced as the Company's Executive Vice President-Business Development, such that he will make himself available through December 31, 1996, to respond to inquiries from any executive officer of the Company or any other persons designated by the foregoing concerning aspects or status of certain projects or matters in which he was involved. Employee shall also engage in such business activities as agreed between the Employee and the Company through the Separation Date. Employee shall maintain a home office through the Separation Date sufficient to permit him to carry out his duties hereunder. Employee shall cease to have an office at the Company as of the effective date of this Agreement. However, the Company, prior to the Separation Date, will provide Employee with office space and conference rooms to the extent available on an as needed basis.

5.  EMPLOYEE'S GENERAL RELEASE AND WAIVER OF ALL CLAIMS.

In consideration of the Company's execution of this Separation Agreement, and the provision to the Employee of the benefits described herein, which the Employee expressly agrees are over and above those to which he would otherwise be entitled, Employee, on behalf of himself, his heirs, estate, executors, administrators, representatives and assigns does fully and forever release and discharge CHEYENNE SOFTWARE, INC., its subsidiaries, affiliates, officers, directors, employees, agents, representatives, attorneys, predecessors in interest, successors and assigns ("Released Parties") from all actions, claims, demands, losses, expenses, obligations and liabilities related to any conduct or activity occurring on or before the effective date of this Agreement, including, but not limited to: (a) any claims relating to or arising from the Employee's employment with the Company under the Employment Agreement or otherwise or the cessation of that employment; (b) any alleged employment discrimination, including, without limitation, sexual harassment, under any federal, state or municipal statute, regulation, order, rule or legal authority, including, without limitation, the New York Human Rights Law, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act and otherwise; (c) any and all claims for wages, salary, bonuses or any other form of compensation;
(d) any and all contract, tort or personal injury claims; (e) any and all claims for punitive, exemplary or statutory


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damages; and (f) any and all claims for attorney's fees.  The Employee represents and warrants that he has not assigned any such claims or authorized any other person, group or entity to assert such claims on his behalf. Employee expressly waives any and all rights under the laws of any jurisdiction in the United States, or any other country, that limit a general release to claims against the aforesaid parties known or suspected to exist in his favor as of the date of this Separation Agreement and Release. The foregoing release does not apply to the Company's obligations under this Agreement, including the Company's indemnification obligation under paragraph 12.

6.  NO OTHER CLAIMS.

As further consideration and inducement for this Agreement, Employee agrees and represents that he has not filed or otherwise pursued any charges, complaints or claims of any nature which are in any way pending against the Company or any of the Released Parties, with any local, state or federal government agency or court and, to the extent permitted by law, further agrees and represents that he will not do so in the future. If any government agency or court assumes jurisdiction of any charge, complaint, cause of action or claim covered by this Separation Agreement against the Company or any of the Released Parties, on behalf of or related to the Employee, he will take reasonable actions to ensure that such agency or court withdraws from and/or dismisses the matter, with prejudice, including but not limited to, requesting such action by such agency or court. The Employee agrees he will not participate or cooperate in such matters except as required by law.

7.  CONFIDENTIALITY.

The Employee agrees that the terms of this Agreement are confidential and shall not be disclosed, referenced or discussed with anyone other than his immediate family or his counsel, except as may otherwise be required by law. The parties agree that this is a material term of the Agreement.

8.  NON SOLICITATION;  CONFIDENTIAL INFORMATION;  NON-COMPETE.

(a) The Employee acknowledges that the Company has a vital interest in retaining its employees. The Employee therefore agrees that from the date hereof through December 31, 1997, he will not directly, or encourage any third party to, induce or recruit any


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employee of the Company or any of its affiliates to apply for or accept employment with any other person or entity. Employee after the Separation Date may furnish in good faith references for employees of Cheyenne in response to third party inquiries.

(b) The Employee acknowledges that during his employment with the Company, he had access to, and possession of, confidential and proprietary information, trade secrets, data, and documents belonging to the Company and its affiliates pertaining to the financial, legal, commercial and business affairs of the Company, including without limitation, documents and information relating to its method of operation, processes, software, source code, algorithms, formulas, marketing techniques, customer lists, practices, policies, programs, procedures, personnel data or applications and which is not known to others, or readily available to others from sources other than the Employee or officers or other employees of the Company, or is not in the public domain. The Employee agrees that he will not disclose any such confidential and/or proprietary information, trade secrets, data, or documents to any person or entity without the prior written consent of the Company or pursuant to a court order and further agrees that he will abide by and continue to abide by the terms of paragraph 9 of the Employment Agreement which is incorporated by reference herein.

(c) The Employee hereby acknowledges and recognizes the highly competitive nature of the Company's business and accordingly agrees that, in consideration of this Separation Agreement, he will not, prior to December 31, 1996 directly or indirectly: (i) engage in any Competitive Activity (as hereinafter defined) in the United States of America, whether such engagement shall be as an officer, director, employee, consultant, agent, lender, stockholder, or other participant; or (ii) assist others in the United States in engaging in any Competitive Activity; or (iii) solicit or participate in the solicitation of any business involving any Competitive Activity from any person, firm or other entity, wherever located, which was, or at the time is, a supplier or customer of computer software for server-based local area network or enterprise storage management, antivirus and facsimile communication applications, of Cheyenne, its subsidiaries or affiliates. As used herein, the term "Competitive Activity" shall mean and include the development and/or marketing of computer software for server-based local area network (LAN) or enterprise storage management, antivirus and facsimile communication applications. Competitive Activity shall not include assisting third parties with the marketing of Cheyenne software products. The foregoing shall not apply to Employee's ownership of 5% or less of the outstanding shares in any publicly traded company. It is the desire and intent of the parties that the provisions of this paragraph 8(c) shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction


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in which enforcement is sought.  Accordingly, if any particular provision of this paragraph 8(c) shall be adjudicated to be invalid or unenforceable, such provision of this paragraph 8(c) shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision of this paragraph 8(c) in the particular jurisdiction in which such adjudication is made. In addition, if the scope of any restriction contained in this paragraph 8(c) is too broad to permit enforcement thereof to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law, and the Employee hereby consents and agrees that such restriction shall be enforced to the maximum extent permitted by law, and the Employee hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

(d) The Company acknowledges that Employee intends, prior to the Separation Date, to engage in certain consulting activities not in violation of this Agreement. Employee agrees to submit to the Company for its prior review and comment any press release or similar public announcement to be issued regarding Employee's consulting activities and which refers to Cheyenne prior to the Separation Date. All such documents should be sent to the Legal Department,
Att: General Counsel. Except with the prior written consent of the President of the Company, Employee agrees that he is not authorized to make any public statements on behalf of Cheyenne, including, without limitation, the endorsement by Cheyenne of the business of any third party, including product or marketing strategies.

9.  RETURN OF THE COMPANY'S PROPERTY.

The Employee agrees and represents that he has returned to the Company all equipment and/or property belonging to it which has been or is in his care, custody, possession or control, other than the property and equipment which is identified on the Schedule appended hereto as Appendix B, which may be retained by Employees at the prices specified in Appendix B or returned to the Company by the Separation Date.

10.  NO RIGHTS TO REEMPLOYMENT.

The Employee further agrees to relinquish and hereby does relinquish any and all right to reemployment with the Company.


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11.  NON-DISPARAGEMENT.

Each party expressly agrees to refrain from uttering any disparaging remarks concerning the other or making any other statement, oral or written, which portrays the other in an unfavorable light or subject the other to scorn, obloquy or ridicule, except with respect to the Company, it warrants only to use reasonable efforts to cause its officers, directors and employees to refrain therefrom.

12.  INDEMNITY.

The Company shall indemnify Employee from any claims and expenses incurred by Employee in connection with any action to which he is made a party by reason of his employment by the Company, provided that the Company's indemnity obligation above shall not exceed the fullest indemnity permitted by the Company's Articles of Incorporation or its by-laws or the laws of the State of Delaware.

13.  KNOWING AND VOLUNTARY AGREEMENT: MERGER.

The Employee acknowledges that he is entering into this Separation Agreement knowingly and voluntarily after carefully reviewing it; that he has had the opportunity to review it with counsel of his own choosing; that he understands its final and binding effect; that the only promises made to him to obtain his agreement and signature are those stated in this Separation Agreement; that this Separation Agreement supersedes any and all prior oral or written agreements between the parties other than paragraph 9 of the Employment Agreement which shall survive the execution hereof, and that this document represents the complete terms of their agreement and may not be amended or modified except in a signed writing. There are no representations, inducements or promises not set forth herein on which either party has relied or may rely.

14.  NON-ADMISSION

Neither the execution of this Agreement nor the Company's performance thereunder shall be deemed to constitute an admission of wrongdoing or liability to the Employee by the Company and any such liability is expressly denied. Neither the execution of this Agreement nor the Employees performance thereunder shall be deemed to constitute an admission of wrongdoing or liability to the Company by the Employee and any such liability is expressly denied.


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15.  SEVERABILITY.

Should any of the provisions of this Agreement be rendered invalid by a court or government agency of competent jurisdiction, it is agreed that this shall not in any way or manner affect the enforceability of the other provisions of this Agreement which shall remain in full force and effect.

16.  CHOICE OF LAW.

This Agreement will be governed and construed in accordance with the laws of the State of New York.

17.  JOINT PARTICIPATION IN PREPARATION OF AGREEMENT.

The parties hereto participated jointly in the negotiation and preparation of this Separation Agreement, and each party has had the opportunity to obtain the advice of legal counsel and to review, comment upon, and redraft it. Accordingly, it is agreed that no rule of construction shall apply against any party in favor of any party. This Separation Agreement shall be construed as if the parties jointly prepared it, and any uncertainty or ambiguity shall not be interpreted against any one party and in favor of the other.

18. ATTORNEYS' FEES AND COSTS.

As further mutual consideration for the promises set forth herein, the Company and the Employee agree that they each are responsible for their own attorneys' fees and costs, and each agrees that they each agree that they will not seek from the other reimbursement for attorneys' fees and/or costs incurred in or relating to any matters addressed in this Separation Agreement.


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19.  HEADINGS.

The headings in this Agreement are used for ease of reference only, and should not be used as aids in interpreting this Agreement.

IN WITNESS WHEREOF, the parties have caused this Separation Agreement to be executed.

JAMES MCNIEL                      CHEYENNE SOFTWARE, INC.


/s/ James McNiel                       By:/s/ ReiJane Huai
- -----------------------------             ------------------

Date Signed:                      Date Signed:
            -----------------                 --------------------


STATE OF NEW YORK)
                  )SS.:
COUNTY OF NASSAU)


On April 10, 1996 before me personally came JAMES MCNIEL to me and known to me to be the individual described in, and who executed, the foregoing Separation Agreement, and duly acknowledged to me that he executed the same.


                                       /s/ Eileen DiBenedetto
                                       ----------------------------
                                       Notary Public
[Notary seal]


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                                      APPENDIX A

Option Grant  Grant   Number of   Exercise  Outstanding   Shares
Number        Date    Shares      Price                   Vested
                                                          as of
                                                          12/31/96*

  76         2/20/92   135,000     $5.26      67,500       All
  299       11/15/93   187,500    $21.33     187,500       All
  917        5/9/95    100,000    $12.75     100,000       33,333


*Assumes that Employee's employment has not been terminated for substantial cause as provided for above.


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                                      APPENDIX B

1.  page device (Employee shall pay all charges)
2.  HP 200LX
3.  mobile phone (Employee shall pay all charges)
4. Compaq 5000 + dock + monitor (to be returned by Employee to Compaq by the earlier of 12/31/96 or expiration of the loan period, unless Employee reaches a separate arrangement with Compaq, for which Cheyenne will have no liability)
5.  fax machine

cost: no charge


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